Exhibit 10.2

FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $2,450.00 ARE BEING PAID IN CONNECTION WITH THIS NOTE, AS REQUIRED BY FLORIDA LAW.

PROMISSORY NOTE

[MAIN STREET PRIORITY LOAN FACILITY]

Date of Note:	October 22, 2020

Amount of Note:	THREE MILLION ONE HUNDRED EIGHTY THOUSAND NINE HUNDRED AND NO/100 DOLLARS ($3,180,900.00)

FOR VALUE RECEIVED, ARC WINGHOUSE LLC, a Florida limited liability company (the “Borrower”) hereby covenants and promises to pay to the order of CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns (the “Lender”), at 100 S.E. 2nd Street, 13th Floor, Miami, Florida 33131, or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States, THREE MILLION ONE HUNDRED EIGHTY THOUSAND NINE HUNDRED AND NO/100 DOLLARS ($3,180,900.00), together with all accrued interest, which shall be due and payable upon the following terms and conditions contained in this Promissory Note (this “Note”) and the Loan Agreement (as defined herein).

A.	Interest Rate:

(a) Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a rate per annum equal to the LIBOR 30-Day Rate (as defined below), plus three percent (3%) (as the same may be modified below, the “Interest Rate Margin”) (as the same may be modified below, the “Interest Rate”).

(b) As used herein, “LIBOR 30-Day Rate” means the rate of interest per annum equal to the London Interbank Offered Rate (“LIBOR”) for thirty (30) day U.S. dollar deposits as published in the “Money Rates” column of the local edition of The Wall Street Journal. If such LIBOR 30-Day Rate is no longer available from the Wall Street Journal, but otherwise continues to be readily available from another publisher in the marketplace, Lender, at its sole discretion, shall choose a new publisher of the LIBOR 30-Day Rate. This rate will be effective on and from the date hereof, based on the most recent rate information available, and will be effective until November 21, 2020. On November 22, 2020, the interest rate shall be readjusted to the current LIBOR 30-Day Rate, or, if applicable, the current LIBOR Successor Rate (as defined below), plus the Interest Rate Margin, or, if applicable, the Successor Interest Rate Margin (as defined below), based on the most recent rate information available on the date that the interest rate is adjusted and such rate shall be effective until December 21, 2020. The rate shall thereafter be adjusted on the twenty-second (22nd) day of each calendar month thereafter at the then current LIBOR 30-Day Rate, or, if applicable, the current LIBOR Successor Rate, plus the Interest Rate Margin or, if applicable, the Successor Interest Rate Margin, based on the most recent rate information available on the date that the interest rate is adjusted.

(c) If The Wall Street Journal or its successor ceases to publish the LIBOR 30-Day Rate, or if LIBOR is permanently or indefinitely unavailable or unascertainable, or a Governmental Authority (as defined in the Loan Agreement, and including the Board of Governors of the Federal Reserve, the Office of the Comptroller of the Currency, or the Alternative Reference Rates Committee) has made a public statement identifying a specific date after which the LIBOR 30-Day Rate shall no longer be made available or used for determining the interest rate of loans (the “LIBOR Sunset Date”), then at any time within ninety (90) days of the LIBOR Sunset Date, or reasonably promptly after such occurrence, Lender shall amend this Note (without the need for any action or consent by Borrower) to (i) replace the LIBOR 30-Day Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving consideration to any similar loans for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), (ii) adjust the Interest Rate Margin on a permanent basis (the “Successor Interest Rate Margin”) by a factor equal to the positive or negative difference which, on the date of the adjustment, will make the LIBOR 30-Day Rate plus the Interest Rate Margin substantially equal to the LIBOR Successor Rate plus the Successor Interest Rate Margin, and (iii) make any LIBOR Successor Rate Changes (as defined herein), and Lender shall give Borrower prompt notice thereof (it being understood that such amendment may become effective prior to such notice). In the event that on the date selected by Lender to make the change from the LIBOR 30-Day Rate to the LIBOR Successor Rate, the LIBOR 30-Day Rate is either fifty (50) basis points above or below the prior day’s rate, then in order to substitute a fair LIBOR Successor Rate, the Lender shall be required to use a mathematical average of the last sixty (60) days of the LIBOR 30-Day Rate instead of the LIBOR 30-Day Rate on the date of the change. For clarification purposes, the intent of this language is that, at the time of the transition and substitution from the LIBOR 30-Day Rate to the LIBOR Successor Rate, the effective Interest Rate under this Note shall be mathematically as close as possible to what the effective Interest Rate was prior to the change. Thereafter, the Interest Rate will adjust monthly (subject to LIBOR Successor Rate Changes) based on the then current LIBOR Successor Rate plus the Successor Interest Rate Margin.

(d) For purposes hereof, “LIBOR Successor Rate Changes” means, with respect to any LIBOR Successor Rate and the Successor Interest Rate Margin, any changes to the timing and frequency of determining rates and other administrative matters as may be appropriate, in the discretion of Lender, to reflect the adoption of the LIBOR Successor Rate and the Successor Interest Rate Margin and to permit the administration thereof by Lender in a manner reasonably consistent with market practice.

(e) Interest shall be calculated at the rate of 1/360 of the annual rate of interest for each day that principal is outstanding (i.e., interest will accrue and be paid on the actual number of calendar days elapsed from the date hereof based on a 360 day year).

B.	Main Street Priority Loan Facility:

(a) Reference is made to the Main Street Priority Loan Facility (the “Facility”), which has been authorized under section 13(3) of the Federal Reserve Act. Under the Facility, the Federal Reserve Bank of Boston, acting under the direction of the Board of Governors of the Federal Reserve System, has committed to lend to the SPV (as defined in the Loan Agreement), on a recourse basis. The SPV will purchase a ninety-five percent (95%) participation in this Note, and Lender will retain a five percent (5%) participation of this Note. The Secretary of the Treasury has committed funds appropriated to the Exchange Stabilization Fund under section 4027 of the CARES Act (as defined in the Loan Agreement) to the SPV in connection with the Facility.

(b) To participate in the Facility, Borrower must provide the certifications and covenants set forth in the Borrower Certification (as defined below), and comply with all terms and conditions of the Facility, even if such terms and conditions are not specifically set forth in the Loan Documents (as defined below).

C.	Payment Terms:

Commencing on November 22, 2021, and continuing on the twenty-second (22nd) day of each month thereafter, Borrower shall make consecutive monthly payments of accrued interest. In addition to the monthly payments of accrued interest, on October 22, 2023, and October 22, 2024 (each a “Principal Payment Date”), Borrower shall make an annual payment of principal, inclusive of Capitalized Interest (as defined below), in an amount equal to fifteen percent (15%) of the outstanding principal balance of this Note (inclusive of Capitalized Interest) as of the respective Principal Payment Date. Unless this Note is otherwise accelerated in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note (inclusive of Capitalized Interest) plus all accrued and unpaid interest shall be due and payable in full on October 22, 2025 (the “Maturity Date”). As used herein, “Capitalized Interest” shall mean all accrued and unpaid interest from the date hereof until and including October 22, 2021 (the “Interest Capitalization Date”), which (i) shall be capitalized and added to the outstanding principal balance of this Note on the Interest Capitalization Date and (ii) shall accrue interest at the Interest Rate commencing on the day immediately following the Interest Capitalization Date and continuing at all times thereafter. The payments due hereunder shall be debited from Borrower’s account no. 30000091846 with Lender.

D.	Loan Documents:

This Note, that certain Loan and Security Agreement dated as of even date herewith by and between Borrower and Lender (as the same may be amended, restated, modified or replaced from time to time, the “Loan Agreement”), that certain Main Street Priority Loan Facility Borrower Certifications and Covenants dated as of even date herewith, from Borrower in favor of Lender (as the same may be amended or modified from time to time, the “Borrower Certification”), that certain UCC-1 Financing Statement from Borrower in favor of Lender, to be filed with the Florida Secured Transaction Registry (as the same may be amended or modified from time to time, the “State UCC”), and all other documents and instruments executed in connection with this Note are hereinafter individually and/or collectively referred to as the “Loan Documents”.

E.	Default Interest Rate:

All principal and installments of interest shall bear interest from the date that said payments are due and unpaid or from the date of occurrence of any other Event of Default (as hereinafter defined) under this Note or any other Loan Document, at a rate equal to the highest rate authorized by applicable law (the “Default Rate”).

F.	Prepayment:

The Borrower may prepay all or any portion of this Note at any time without fee, premium or penalty.

G.	Late Charges:

Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within ten (10) days of the due date thereof, to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note. Notwithstanding the foregoing, there shall be no grace period or late charges for payments due on the outstanding principal balance due on the Maturity Date or upon acceleration, as set forth in Section H below, but such outstanding balance shall accrue interest at the Default Rate. The late charge is intended to compensate the Lender for administrative and processing costs incident to late payments. The late charge payments are not interest. The late charge payment shall not be subject to rebate or credit against any other amount due. Any late charge shall be in addition to any other interest due.

H.	Default and Acceleration:

If any of the following “Events of Default” occur, at the Lender’s option, exercisable in its sole discretion, all sums of principal and interest under this Note shall be accelerated and become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and the Lender shall be immediately entitled to exercise all of its available remedies under the Loan Documents:

a. Borrower fails to perform any obligation under this Note to pay principal or interest when due; or

b. Borrower fails to perform any other obligation, liability or indebtedness under the Loan Documents to pay money when due beyond any applicable notice and cure periods; or

c. A “Default” or an “Event of Default” (as defined in each respective document) beyond any applicable notice and cure period occurs under any of the Loan Agreement or any of the Loan Documents; or

d. Borrower fails to comply with the terms and conditions of the Borrower Certification, the Facility or the CARES Act.

In any such event, all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest and dishonor. The Borrower expressly consents to any extension or renewal, in whole or in part, and all delays in time of payment or other performance which Lender may grant at any time and from time to time without limitation and without any notice or further consent of the undersigned.

The remedies of Lender as provided herein, or in the Loan Agreement or the other Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise.

The Lender may, in the sole discretion of Lender, accept payments made by Borrower after any default has occurred, without waiving any of Lender’s rights herein.

I.	Costs:

In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of Lender or an affiliate of Lender or are outside counsel), Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including attorneys’ fees, including charges for paralegals, appraisers, experts and consultants working under the direction or supervision of Lender’s attorneys whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors’ proceedings or otherwise.

J.	Loan Charges:

Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of such excess shall be and is waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Borrower or any parties liable for the payment of the loan made pursuant to this Note so that under no circumstances shall the Borrower, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

K.	Jurisdiction:

The laws of the State of Florida shall govern the interpretation and enforcement of this Note. In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Miami-Dade County, Florida.

L.	Assignment:

Lender shall have the unrestricted right at any time and from time to time and without Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to one or more lenders or purchasers (each, an “Assignee”) under this Note and the Loan Documents and all information now or hereafter in its possession relating to the Borrower (all rights of privacy hereby being waived), and to retain any compensation received by Lender in connection with any such transaction and Borrower agrees that it shall execute such documents, including without limitation, the delivery of an estoppel certificate and such other documents as Lender shall deem necessary to effect the foregoing. The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any other subsequent holder of this Note and agrees to be bound by the terms of this Note subsequent to any transfer and agrees that the terms of this Note maybe fully enforced by any subsequent holder of this Note.

M.	Non-Waiver:

The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.

N.	Right of Setoff:

In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Lender by law, the Lender shall have, with respect to the Borrower’s obligations to the Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Lender a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Lender, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Lender, although the Lender may enter such setoff on its books and records at a later time.

O.	Miscellaneous:

1.	TIME IS OF THE ESSENCE OF THIS NOTE.

2.	It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note or any of the Loan Documents.

3.	This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

4.	All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

5.	Borrower acknowledges that Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein.

6.	Lender shall have the right to accept and apply to the outstanding balance of this Note and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender’s rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

7.	All amounts received by Lender shall be applied to expenses, late fees and interest before principal or in any other order as determined by Lender, in its sole discretion, as permitted by law.

8.	Borrower shall not assign Borrower’s rights or obligations under this Note without Lender’s prior consent.

9.	The term “Borrower” as used herein, in every instance shall include the makers of this Note, and its heirs, executors, administrators, successors, legal representatives and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

10.	If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.

11.	If any clause or provision herein contained operates or would prospectively operate to invalidate this Note in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Note shall remain operative and in full force and effect.

12.	This Note may be executed in counterparts. Each executed counterpart of this Note will constitute an original document, and all executed counterparts, together, will constitute the same agreement. This Note may be executed and delivered by electronic signature, and such electronic signature(s) shall be deemed an original signature for purposes of this Note and all matters related thereto, with such electronic signature(s) having the same legal effect as an original signature.

P.	Waiver of Jury Trial:

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO EXTEND TO BORROWER THE LOAN EVIDENCED BY THIS NOTE.

[CONTINUES ON FOLLOWING PAGE]

Borrower has duly executed this Note effective as of the date set forth hereinabove.

BORROWER:

ARC WINGHOUSE LLC, a Florida limited liability company

By:	/s/ Seenu G. Kasturi
Seenu Kasturi, Manager

STATE OF LOUISIANA	)
)SS:
COUNTY OF LAFAYETTE	)

The foregoing instrument was acknowledged before me by means of X physical presence or [  ] online notarization, this 21st day of October, 2020, by Seenu Kasturi as Manager of ARC WINGHOUSE LLC, a Florida limited liability company, as an act of and on behalf of the company, who is personally known to me or produced _______________ as identification.

/s/ Ali Guidry
Print or Stamp Name: Alicia Guidry_____________________
Notary Public, State of Louisiana______________________
Commission Number:151640__________________________
My Commission Expires: upon death____________________

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